UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2020

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39326	82-3008583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Barton Oaks One

901 S. MoPac Expressway

Bldg. 1, Suite 510

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On August 28, 2020, the Board of Directors (the “Board”) of Open Lending Corporation (the “Company”) appointed Ross M. Jessup as President of the Company, effective immediately. Mr. Jessup will also continue to serve as the Company’s Chief Operating Officer. John J. Flynn will remain as Chairman of the Board and Chief Executive Officer of the Company. Prior to his appointment as President and Chief Operating Officer, Mr. Jessup served as the Company’s Chief Operating Officer and Chief Financial Officer since April 2000.

Also, on August 28, 2020, the Board appointed Charles D. Jehl as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately. Prior to his appointment, Mr. Jehl served as a consultant to the Company since April 2020. From 2015 through 2019, Mr. Jehl served as Chief Financial Officer and Treasurer of Forestar Group Inc., a New York Stock Exchange listed company (“Forestar Group”). Prior that, Mr. Jehl served in other executive positions with Forestar Group, including Chief Accounting Officer from 2005 - 2013. Jehl is a Certified Public Accountant licensed in the state of Texas and a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He holds a Bachelor of Arts degree in Accounting from Concordia University at Austin.

On August 31, 2020, the Company issued a press release in connection with Mr. Jessup and Mr. Jehl’s appointments. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Employment Agreement with Mr. Jessup

The Company has entered into an employment agreement with Ross M. Jessup (the “Jessup Employment Agreement”), effective as of August 28, 2020, in which Mr. Jessup will serve as the President and Chief Operating Officer of the Company. Mr. Jessup will have an initial base salary of $500,000 per year, subject to periodic review and adjustment by the Board. Commencing in the fiscal year 2021, Mr. Jessup will also be eligible to receive cash incentive compensation as determined by the Board and the Compensation Committee of the Board (the “Compensation Committee”), subject to the terms of any applicable incentive compensation plan that may be in effect from time to time. Also commencing in the fiscal year 2021, Mr. Jessup will be eligible for long-term incentive awards commensurate with Mr. Jessup’s position and performance, in the discretion of the Board or the Compensation Committee.

The Jessup Employment Agreement further describes the payments and benefits to which Mr. Jessup would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Jessup’s employment is terminated either by the Company without “cause” or by Mr. Jessup for “good reason” (each as defined in the Jessup Employment Agreement), Mr. Jessup will be entitled to receive an amount equal to 24 months of pay at the Jessup Compensation Rate (as defined in the Jessup Employment Agreement), paid out in substantially equal installments in accordance with the Company’s payroll practice over 6 months, subject to Mr. Jessup’s execution of a release of claims in favor of the Company. For a period of up to 18 months, the Company will also pay to the group health plan provider, the COBRA provider or Mr. Jessup a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Jessup if he had remained employed by the Company, subject to Mr. Jessup’s continued copayment of premium amounts at the active employees’ rate.

The Jessup Employment Agreement also provides for certain payments and benefits following a “change in control” (as defined in the Jessup Employment Agreement) of the Company. If during the 12-month period following the occurrence of a change in control Mr. Jessup’s employment is terminated by either the Company without “cause” or by Mr. Jessup for “good reason,” Mr. Jessup will be entitled to receive a lump-sum payment equal to one and one-half times the Jessup Compensation Rate plus the greater of Mr. Jessup’s annual cash bonus for the then-current year or the target annual cash bonus in effect immediately prior to the change of control. The Company will also pay to the group health plan provider, the COBRA provider or Mr. Jessup a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Jessup if he had remained employed by the Company for a period of up to 18 months, subject to Mr. Jessup’s copayment of premium amounts at the active employees’ rate. If any such payments or benefits would be subject to the excise tax imposed by

Section 4999 of the Code, such payments shall be reduced so that the sum of these payments shall be $1.00 less than the amount at which Mr. Jessup becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction will only occur if it would result in Mr. Jessup receiving a higher after tax amount than he would receive if such payments were not subject to such reduction.

The foregoing description of the Jessup Employment Agreement is qualified in its entirety by reference to the text of the Jessup Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Employment Agreement with Mr. Flynn

The Company has entered into an employment agreement with John J. Flynn (the “Flynn Employment Agreement”), effective as of August 28, 2020, in which Mr. Flynn will serve as the Chairman and Chief Executive Officer of the Company. Mr. Flynn will have an initial base salary of $500,000 per year, subject to periodic review and adjustment by the Board. Commencing in the fiscal year 2021, Mr. Flynn will also be eligible to receive cash incentive compensation as determined by the Board and the Compensation Committee, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time. Also commencing in the fiscal year 2021, Mr. Flynn will be eligible for long-term incentive awards commensurate with Mr. Flynn’s position and performance, in the discretion of the Board or the Compensation Committee.

The Flynn Employment Agreement further describes the payments and benefits to which Mr. Flynn would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Flynn’s employment is terminated either by the Company without “cause” or by Mr. Flynn for “good reason” (each as defined in the Flynn Employment Agreement), Mr. Flynn will be entitled to receive an amount equal to 24 months of pay at the Flynn Compensation Rate (as defined in the Flynn Employment Agreement), paid out in substantially equal installments in accordance with the Company’s payroll practice over 12 months, subject to Mr. Flynn’s execution of a release of claims in favor of the Company. For a period of up to 18 months, the Company will also pay to the group health plan provider, the COBRA provider or Mr. Flynn a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Flynn if he had remained employed by the Company, subject to Mr. Flynn’s continued copayment of premium amounts at the active employees’ rate.

The Flynn Employment Agreement also provides for certain payments and benefits following a “change in control” (as defined in the Flynn Employment Agreement) of the Company. If during the 12-month period following the occurrence of a change in control Mr. Flynn’s employment is terminated by either the Company without “cause” or by Mr. Flynn for “good reason,” Mr. Flynn will be entitled to receive a lump-sum payment equal to one and one-half times the Flynn Compensation Rate plus the greater of Mr. Flynn’s annual cash bonus for the then-current year or the target annual cash bonus in effect immediately prior to the change of control. The Company will also pay to the group health plan provider, the COBRA provider or Mr. Flynn a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Flynn if he had remained employed by the Company for a period of up to 18 months, subject to Mr. Flynn’s copayment of premium amounts at the active employees’ rate. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, such payments shall be reduced so that the sum of these payments shall be $1.00 less than the amount at which Mr. Flynn becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction will only occur if it would result in Mr. Flynn receiving a higher after tax amount than he would receive if such payments were not subject to such reduction.

The foregoing description of the Flynn Employment Agreement is qualified in its entirety by reference to the text of the Flynn Employment Agreement, which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Employment Agreement with Mr. Jehl

The Company has entered into an employment agreement with Charles D. Jehl (the “Jehl Employment Agreement”), effective as of August 28, 2020, in which Mr. Jehl will serve as the Chief Financial Officer and Treasurer of the Company. Mr. Jehl will have an initial base salary of $375,000 per year, subject to periodic review and adjustment by the Board. Mr. Jehl will be eligible to receive cash incentive compensation as determined by the Board and the Compensation Committee, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time. Commencing in the fiscal year 2021, Mr. Jehl will be eligible for long-term incentive awards commensurate with Mr. Jehl’s position and performance, in the discretion of the Board or the Compensation Committee.

The Jehl Employment Agreement further describes the payments and benefits to which Mr. Jehl would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Jehl’s employment is terminated either by the Company without “cause” or by Mr. Jehl for “good reason” (each as defined in the Jehl Employment Agreement), Mr. Jehl will be entitled to receive an amount equal to 24 months of pay at the Jehl Compensation Rate (as defined in the Jehl Employment Agreement), paid out in substantially equal installments in accordance with the Company’s payroll practice over 6 months, subject to Mr. Jehl’s execution of a release of claims in favor of the Company. For a period of up to 12 months, the Company will also pay to the group health plan provider, the COBRA provider or Mr. Jehl a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Jehl if he had remained employed by the Company, subject to Mr. Jehl’s continued copayment of premium amounts at the active employees’ rate.

The Jehl Employment Agreement also provides for certain payments and benefits following a “change in control” (as defined in the Jehl Employment Agreement) of the Company. If during the 12-month period following the occurrence of a change in control Mr. Jehl’s employment is terminated by either the Company without “cause” or by Mr. Jehl for “good reason,” Mr. Jehl will be entitled to receive a lump-sum payment equal to the Jehl Compensation Rate plus the greater of Mr. Jehl’s annual cash bonus for the then-current year or the target annual cash bonus in effect immediately prior to the change of control. The Company will also pay to the group health plan provider, the COBRA provider or Mr. Jehl a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Jehl if he had remained employed by the Company for a period of up to 12 months, subject to Mr. Jehl’s copayment of premium amounts at the active employees’ rate. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, such payments shall be reduced so that the sum of these payments shall be $1.00 less than the amount at which Mr. Jehl becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction will only occur if it would result in Mr. Jehl receiving a higher after tax amount than he would receive if such payments were not subject to such reduction.

The foregoing description of the Jehl Employment Agreement is qualified in its entirety by reference to the text of the Jehl Employment Agreement, which is attached hereto as Exhibit 10.3, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between the Company and Ross M. Jessup, dated August 28, 2020.

10.2	Employment Agreement by and between the Company and John J. Flynn, dated August 28, 2020.

10.3	Employment Agreement by and between the Company and Charles D. Jehl, dated as of August 28, 2020.

99.1	Press Release issued by the Company on August 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Ross Jessup
Name:	Ross Jessup
Title:	President and Chief Operating Officer

Date: August 31, 2020

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